Exhibit 10.5

AMENDMENT NO. 3 TO CREDIT AGREEMENT
AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”), dated as of November 5, 2026, by and among Lucid Group, Inc., a Delaware corporation (the “Borrower”), and Ayar Third Investment Company, as administrative agent (the “Administrative Agent”) and as lender (the “Lender”).
PRELIMINARY STATEMENTS
WHEREAS, the Borrower, the Lender and the Administrative Agent are parties to that certain Credit Agreement, dated as of August 4, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Amendment No. 3 Effective Date (as defined below), the “Credit Agreement”; and as amended by this Amendment, the “Amended Credit Agreement”; capitalized terms used in this Amendment and not otherwise defined in this Amendment have the same meanings as specified in the Amended Credit Agreement);
WHEREAS, the Aggregate Delayed Draw Term Commitment under the Credit Agreement prior to November 5, 2026 was $2,478,787,899.58, of which $378,787,899.58 remained unused and available for Borrowing as of such date; and
WHEREAS, the Borrower desires to increase the Aggregate Delayed Draw Term Commitment by $1,750,000,000.00 (the “Commitment Increase”) such that, after giving effect to such increase, the sum of outstanding Loans and remaining Delayed Draw Term Commitments shall be $4,228,787,899.58, and to amend the Credit Agreement as described herein.
NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.    Amendments to the Credit Agreement; Etc. Effective as of the Amendment No. 3 Effective Date (as defined below):
(a)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Aggregate Delayed Draw Term Commitment” in its entirety as set forth below (as applicable):

““Aggregate Delayed Draw Term Commitment” shall mean, at any time, the aggregate of the Delayed Draw Term Commitments of all of the Lenders, as increased or reduced from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Delayed Draw Term Commitment was $750,000,000. As of the date of effectiveness (the “Amendment No. 3 Effective Date”) of that certain Amendment No. 3 to Credit Agreement, dated as of November 4, 2026, among the Borrower, the Lenders party thereto and the Administrative Agent, the Aggregate Delayed Draw Term Commitment is $4,228,787,899.58, of which $2,128,787,899.58 remains unused and available for Borrowing.”
(b)    Section 1.01 of the Credit Agreement is hereby further amended by inserting the following definitions in the appropriate alphabetical order:
“Borrowing Review Notice” has the meaning assigned to such term in Section 2.03.
“Cash Flow Forecast” has the meaning assigned to such term in Section 5.01(d).
“Forecast-Consistent Borrowing” shall mean a Borrowing as to which, at the time of delivery of the related Borrowing Review Notice, (x) the Initial Forecast Delivery Date has occurred and (y) the anticipated aggregate principal amount of such Borrowing set forth in such Borrowing Review Notice, together with (without duplication) the aggregate principal amount of all other Borrowings made, or anticipated to be made as set forth in any other Borrowing Review Notice or Borrowing Request theretofore delivered, during the calendar month in which the anticipated date of such Borrowing set forth in such Borrowing Review Notice occurs, does not exceed the aggregate principal amount of Borrowings anticipated for such calendar month in the Cash Flow Forecast most recently delivered pursuant to Section 5.01(d).
“Initial Forecast Delivery Date” shall mean the first date, occurring on or after January 1, 2027, on which the Borrower delivers to the Administrative Agent a Cash Flow Forecast satisfying the requirements of Section 5.01(d).
“Review Period” has the meaning assigned to such term in Section 2.03.
(c)    Section 2.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
“Notwithstanding anything to the contrary herein, the aggregate principal amount of all Borrowings made during the period from and including the Amendment No. 3 Effective Date through and including the Initial Forecast Delivery Date shall not exceed $750,000,000.”;

(d)    Section 2.03 of the Credit Agreement is hereby amended by adding the following at the end thereof:
“Not later than 10:00 a.m., New York City time, ten (10) Business Days (or, in the case of a Forecast-Consistent Borrowing, five (5) Business Days) prior to the delivery of any Borrowing Request, the Borrower shall deliver to the Administrative Agent a written notice (a “Borrowing Review Notice”) setting forth the anticipated aggregate principal amount and the anticipated date of the Borrowing to be requested thereby and, in the case of a Forecast-Consistent Borrowing, certifying that such Borrowing is a Forecast-Consistent Borrowing. During the period from the delivery of a Borrowing Review Notice to the delivery of the related Borrowing Request (the “Review Period”), the Administrative Agent and the Lenders may review such Borrowing Review Notice and the Borrower shall furnish promptly such information regarding the proposed Borrowing as the Administrative Agent or any Lender may reasonably request. No Borrowing Request shall request a Borrowing in an aggregate principal amount in excess of the amount set forth in the related Borrowing Review Notice or, in the case of a Borrowing Review Notice delivered in respect of a Forecast-Consistent Borrowing, on a date occurring in a calendar month other than the calendar month in which the anticipated date set forth in such Borrowing Review Notice occurs.”;
(e)    Section 5.01(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“on or prior to the fifteenth (15th) day of each calendar month (or such later time agreed to by the Administrative Agent in its sole discretion), commencing with the first such date to occur in January 2027 (such that the first Cash Flow Forecast shall be delivered on or prior to January 15, 2027 (or such later time agreed to by the Administrative Agent in its sole discretion)), a forecast of the consolidated cash flows of the Borrower and its Subsidiaries, prepared on a monthly basis for the twelve (12)-month period commencing with the calendar month in which such Cash Flow Forecast is delivered (each, a “Cash Flow Forecast”), in form and detail reasonably satisfactory to the Administrative Agent, which shall set forth (A) projected cash receipts and disbursements, projected cash and cash equivalents and the anticipated amount and timing of any Borrowings hereunder during such period, (B) the key assumptions underlying such forecast, including assumptions as to production and delivery volumes, capital expenditures and operating expenses, (C) the aggregate amount of unrestricted cash and cash equivalents of the Borrower and its Subsidiaries and the unused Aggregate Delayed Draw Term Commitment, in each case as of the last day of the immediately preceding calendar month and (D) other than with respect to the first Cash Flow Forecast delivered pursuant to this clause (d), a comparison of actual cash receipts, cash disbursements and cash and cash equivalents for the immediately preceding calendar month against the amounts projected for such month in the Cash Flow Forecast most recently delivered pursuant to this clause (d), and, to the extent the variances reflected in such comparison are material with respect to any of cash receipts, cash disbursements or cash and cash equivalents (in each case taken as a whole), a summary explanation of such variances, in each case certified by a Financial Officer of the Borrower as having been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time of preparation; provided that, any amounts of projected cash receipts and disbursements and projected cash and cash equivalents set forth in a Cash Flow Forecast attributable to months falling after the end of the fiscal year in which such Cash Flow Forecast is delivered may, until such time as the Borrower has adopted an annual budget or operating plan for the applicable subsequent fiscal year (and, from and after such adoption, such amounts shall be based on such budget or operating plan), be estimates based on the latest available long-range plan of the Borrower and its Subsidiaries for the applicable subsequent fiscal year, with the amount for each such month equal to one-twelfth of the applicable annual amount set forth in such long-range plan (it being understood that the anticipated amount and timing of Borrowings hereunder set forth in each Cash Flow Forecast shall in all cases reflect the Borrower’s good faith estimate thereof for each month covered thereby and shall not be estimated pursuant to this proviso); provided, further that, no comparison of actual results against projected amounts or explanation of variances shall be required pursuant to clause (D) above with respect to any such amounts estimated pursuant to the immediately preceding proviso;”; and
(f)    Schedule 1.01(c) to the Credit Agreement is hereby amended and restated in its entirety as set forth in Schedule I attached hereto.

SECTION 2.    Conditions to Effectiveness. This Amendment and the Commitment Increase shall become effective upon the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02 of the Credit Agreement) (such date, the “Amendment No. 3 Effective Date”):
(a)    Amendment. The Administrative Agent (or its counsel) shall have received a fully executed copy of this Amendment by each of the Borrower, the Lender and the Administrative Agent;
(b)    Certificates. The Administrative Agent (or its counsel) shall have received:
(i)    a certificate of the Borrower, dated the Amendment No. 3 Effective Date and executed by its Corporate Secretary, Assistant Corporate Secretary or other Responsible Officer, which shall (A) certify the resolutions of its Board of Directors or board committees authorizing the execution, delivery and performance of this Amendment, the Commitment Increase and the transactions contemplated hereby, (B) either (x) certify that there have been no changes to the certificate or articles of incorporation or organization, and by-laws of the Borrower since the Effective Date, or (y) if such documents have been amended since the Effective Date, attach copies of such amendments, and (C) identify by name and title and bear the signatures of the officers of the Borrower authorized to sign this Amendment; and
(ii)    a good standing certificate for the Borrower from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for the Borrower from the appropriate governmental officer in such jurisdiction (unless such certificates were delivered within 30 days prior to the Amendment No. 3 Effective Date); and
(c)    Legal Opinion. The Administrative Agent (or its counsel) shall have received a legal opinion of Baker & McKenzie LLP, counsel to the Borrower, addressed to the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
SECTION 3.    Representations and Warranties. By executing this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:
(a)    The representations and warranties of the Loan Parties set forth in the Loan Documents (other than with respect to Section 3.19(b) of the Credit Agreement) are true and correct in all material respects with the same effect as though made on and as of the date of this Amendment (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(b)    At the time of and immediately after giving effect to this Amendment, no Default has occurred and is continuing as of the date hereof.
SECTION 4.    Reference to and Effect on the Credit Agreement and the Loan Documents.
(a)    On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.
(b)    The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender or the Administrative Agent under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents. This Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document.
(d)    This Amendment shall constitute a Loan Document.

SECTION 5.    Execution in Counterparts; Etc. This Amendment may be in the form of an electronic record and may be executed using electronic signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper counterpart which has been converted into electronic form (such as scanned into PDF format), or an electronically signed counterpart converted into another format, for transmission, delivery and/or retention. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
SECTION 6.    GOVERNING LAW; ETC. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. Sections 9.09 (Governing Law; Jurisdiction; Consent to Service of Process) and 9.10 (Waiver of Jury Trial) of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis, as if set forth in full herein.
SECTION 7.    Expenses; Indemnity. Section 9.03 (Expenses; Limitation of Liability; Indemnity; Etc.) of the Credit Agreement is hereby incorporated by reference herein, mutatis mutandis, as if set forth in full herein.

SECTION 8.    Upfront Fee Payment. Within 30 days after the Amendment No. 3 Effective Date, the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, an upfront fee in an amount equal to 1.50% of the Commitment Increase. The parties hereto intend that for U.S. federal income tax purposes, the foregoing upfront fee shall be treated as the payment of option premium in a manner consistent with Revenue Ruling 81-160, 1981-1 C.B. 312 and the parties hereto shall not take any action or any position on any tax return (including on any IRS Form 1099 or any other information return), in each case, inconsistent with such treatment, unless otherwise required by law. Furthermore, the parties hereto agree that no U.S. withholding tax that has accrued in respect of interest on amounts outstanding under the Amended Credit Agreement shall be deducted from the upfront fee.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
LUCID GROUP, INC.,
as the Borrower

By:	/s/ Alexander De Bock
Name: Alexander De Bock
Title: Chief Financial Officer

[Signature Page to Amendment No. 3 to Credit Agreement]

AYAR THIRD INVESTMENT COMPANY,
as the Administrative Agent and Lender

By:	/s/ Turqi A. Alnowaiser
Name: Turqi A. Alnowaiser
Title: Authorized Manager

[Signature Page to Amendment No. 3 to Credit Agreement]

SCHEDULE I

Commitment Schedule

Lender	Delayed Draw Term Loan Commitment
Ayar Third Investment Company	$4,228,787,899.58[1]

1    $2,128,787,899.58 remains unused and available for Borrowing as of the Amendment No. 3 Effective Date.